Exhibit 21.1

SUBSIDIARIES OF WORLD WRESTLING ENTERTAINMENT, INC.

(All subsidiaries are wholly-owned, directly or indirectly, except where indicated)

WWE Real Estate Holdings, LLC (a Delaware limited liability company)

TSI Realty Company (a Delaware corporation)

Event Services, Inc. (a Delaware corporation)

•	WM Labor MGT, Inc. (a Delaware corporation)
•	Event Services (Nola), LLC (a Louisiana corporation)

WWE Jet Services, Inc. (a Delaware corporation)

WWE Network, LLC (a Delaware limited liability company)

WWE Studios, Inc. (a Delaware corporation)

•	Studios Originals, Inc. (a Delaware corporation)
•	WWE Studios Finance Holding Corp. (a Delaware corporation)
•	WWE Studios Finance Corp. (a Delaware corporation)
•	Erebus Pictures, LLC (a Delaware limited liability company) (50 percent owned)
•	NOLA Temple, LLC (a Louisiana limited liability company)
•	Covert Films, LLC (a Delaware limited liability company)
•	Good and Bad Cop, LLC (a Louisiana limited liability company)
•	Temple Picture Holdings, LLC (a Delaware limited liability company) (50 percent owned)
•	WWE Films Development, Inc. (a Delaware corporation)
•	WWE Studios Production, Inc. (a Delaware corporation)
•	WWE TE Productions, Inc. (a Delaware corporation)
•	WWE LH Productions, Inc. (a Delaware corporation)
•	Marine Productions Australia Pty Limited (an Australia corporation)
•	Marine 3, LLC (a Louisiana limited liability company)
•	Marine: Homefront, Inc. (a Delaware corporation)
•	Twelve RR, Inc. (a Delaware corporation)
•	Six Forty Two Films, Inc. (a Delaware corporation)
•	One More Time Films, Inc. (a Delaware corporation)
•	Mind’s Eye Films, Inc. (a Delaware corporation)
•	Incarnate Investments, Inc. (a Delaware corporation)
•	Fourth Marine Films, Inc. (a Delaware corporation)
•	Triangle Films, Inc. (a Delaware corporation)
•	Action Six Pack #1, Inc. (a Delaware corporation)

•	Asp #2, Inc. (a Delaware corporation)
•	The Condemned 2, Inc. (a Delaware corporation)
•	SLH Films, Inc. (a Delaware corporation)
•	BB Films, Inc. – name change now TM5 Films, Inc. (a Delaware corporation)
•	House Pictures, Inc. (a Delaware corporation)
•	Temple Films, Ltd. (a British Columbia company)
•	Railway Films, Inc. (a British Columbia company)
•	Ticking Films, Inc. (a British Columbia company)

WWE Properties International, Inc. (a Delaware corporation)

•	XFL, LLC

WWE Japan LLC (a Japanese limited liability company)

WWE Middle East FZ-LLC (a Dubai Free Zone limited liability company)

WWE Australia Pty Limited (an Australia limited liability company)

World Wrestling Entertainment (International) Limited (a UK corporation)

World Wrestling Entertainment Canada, Inc. (a Canadian corporation)

WWE Asia Pacific Pte, Ltd. (a Singapore corporation)

WWE Germany GmbH  (a German corporation)